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                                  EXHIBIT 99.1
                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
                        AND CHIEF FINANCIAL OFFICER UNDER
                           SARBANES-OXLEY ACT OF 2002

Solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, the undersigned certify that the accompanying Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of St. Francis Capital Corporation at the dates and for the periods indicated. No purchaser or seller of securities shall be entitled to rely on the foregoing statement for any purpose, and the undersigned expressly disclaim any obligation to update the foregoing statement except as required by law.

                                         ST. FRANCIS CAPITAL CORPORATION


                                         By: /s/ Thomas R. Perz
                                             -----------------------------------
                                                Thomas R. Perz
                                                Chief Executive Officer


                                         By: /s/ Jon D. Sorenson
                                             -----------------------------------
                                                Jon D. Sorenson
                                                Chief Financial Officer